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                                                                   Exhibit 10(q)

                            DEPOSIT ESCROW AGREEMENT
                            ------------------------

         THIS AGREEMENT is made and entered into this 16th day of June, 1997, by and among REGENT COMMUNICATIONS, INC., a Delaware corporation ("Buyer"); those individuals or parties listed on the signature page(s) hereto as Sellers (collectively, "Sellers"); and STAR MEDIA, as escrow agent ("Escrow Agent").

                                   WITNESSETH:

         WHEREAS, Sellers and Buyer have entered into a certain Stock Purchase Agreement, dated June 16, 1997 (the "Purchase Agreement"), under which Sellers will sell, assign and otherwise convey to Buyer all of the outstanding capital stock of The Park Lane Group, a California corporation; and

         WHEREAS, Sellers and Buyer desire Escrow Agent to serve as Escrow Agent for certain monies to be held to secure Buyer's performance under the Purchase Agreement, and Escrow Agent is willing to do so, all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, on the basis of the mutual promises and covenants set forth herein, it is agreed as follows:

                           1. DELIVERY OF ESCROW FUND
                              -----------------------

         1.1 Simultaneously with the execution hereof, Buyer shall deliver to Escrow Agent an irrevocable, stand-by letter of credit in the amount of One Million One Hundred Seventy-Five Thousand Dollars ($1,175,000) (the "Escrow Fund"). By execution of this Agreement, Escrow Agent hereby acknowledges receipt of the Escrow Fund.

         1.2 The Escrow Fund shall be held on the terms and subject to the limitations set forth herein as a source of funds for the payment of liquidated damages in the event that a Closing under the Purchase Agreement is not consummated solely by reason of a material breach by Buyer, and shall be released by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

                 2. MAINTENANCE AND DISTRIBUTION OF ESCROW FUND
                    -------------------------------------------

         2.1 Escrow Agent shall hold or promptly place the Escrow Fund, if converted to cash, in such investment vehicle and financial institution as may be designated by Buyer from time to time. In the event Escrow Agent receives no such designation, Escrow Agent shall invest the cash Escrow Fund in federally-insured savings accounts. Escrow Agent shall not be liable for the investment results, or lack thereof, achieved by the investment vehicle chosen by Buyer, nor



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shall Escrow Agent have any liability for loss of the Escrow Fund in the event of the financial failure of the financial institution chosen by Buyer.

         2.2 At the time and place of the Closing under the Purchase Agreement, and simultaneously with the performance by Buyer and Sellers of their respective obligations under the Purchase Agreement, Buyer and Sellers shall instruct the Escrow Agent to deliver or pay the Escrow Fund to Buyer.

         2.3 On the fifteenth (15th) day after Escrow Agent's receipt of written notice from Sellers' Representative (with evidence of service of such notice on Buyer) that (a) the Purchase Agreement has been terminated pursuant to Section 13.01(c) of the Purchase Agreement solely because of Buyer's material breach of the Purchase Agreement which was not cured with any applicable cure period, and
(b) all other conditions to Closing are at such time satisfied or waived (other than such conditions as can reasonably be expected to be satisfied by the Closing) ("Sellers Notice"), Escrow Agent shall deliver the Escrow Fund to Sellers, c/o James H. Levy (Sellers' Representative), c/o Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304; provided, however, that Escrow Agent shall make no such delivery if Buyer, prior to the expiration of the aforesaid 15-day period, has provided notice to Escrow Agent and Sellers of its countervailing claim to the Escrow Fund or otherwise claims that Sellers are not entitled to the Escrow Fund for any reason ("Buyer's Rebuttal Notice").

         2.4 On the fifteenth (15th) day after Escrow Agent's receipt of written notice from Buyer (with evidence of service of such notice on Sellers) that the Purchase Agreement has been terminated for any reason other than the circumstances described in Section 2.3 above ("Buyer's Notice"), Escrow Agent shall deliver the Escrow Fund to Buyer; provided, however, that Escrow Agent shall make no such delivery if Sellers' Representative, prior to the expiration of the aforesaid 15-day period, has provided notice to Escrow Agent and Buyer of Sellers' countervailing claim to the Escrow Fund or otherwise claims that Buyer is not entitled to the Escrow Fund for any reason ("Sellers' Rebuttal Notice").

         2.5 After timely receipt by Escrow Agent of Sellers' Rebuttal Notice or Buyer's Rebuttal Notice, Escrow Agent shall not deliver the Escrow Fund until such time as Escrow Agent receives: (a) a written agreement signed by Sellers' Representative and Buyer providing instructions as to the disposition of the Escrow Fund, or (b) a certified copy of an order or judgment from an arbitrator or court which has become final (meaning that the order or judgment is no longer subject to appeal to or review by a court of competent jurisdiction) with respect to the disposition of the Escrow Fund, at which time, Escrow Agent shall deliver the Escrow Fund in accordance with said agreement, order or judgment. Any interest earned on the Escrow Fund in all events shall be delivered to Buyer at the termination of this Agreement. Notwithstanding the foregoing, after receipt by Escrow Agent of Sellers' Rebuttal Notice or Buyer's Rebuttal Notice, Escrow Agent may, but need not: (a) deposit the Escrow Fund with any court which has properly assumed jurisdiction of any dispute hereunder, or (b) commence an action in interpleader in any court of competent jurisdiction in Ohio and deposit the Escrow



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Fund and any interest earned thereon with such court; and thereupon, Escrow
Agent shall be discharged from all further duties under this Agreement.

         2.6 Notwithstanding any other provision of this Escrow Agreement, Escrow Agent shall, upon receipt of written instructions signed jointly by Sellers' Representative and Buyer, deliver the Escrow Fund to the party or parties named in, or otherwise act in accordance with such instructions.

                              3. GENERAL PROVISIONS
                                 ------------------

         3.1 This Escrow Agreement shall become effective as of the date hereof and shall continue in force until the final delivery of the Escrow Fund and any interest earned thereon by Escrow Agent pursuant to the terms of this Escrow Agreement. This Agreement shall then terminate and the Escrow Agent shall be discharged of all responsibility hereunder.

         3.2 All notices, demands or other communications required or permitted by this Escrow Agreement shall be in writing and shall be: (a) delivered personally, (b) sent, charges prepaid, by nationally recognized overnight delivery service, or (c) by facsimile transmission, to all of the following persons at the specified addresses or facsimile transmission phone number (or at such other address or facsimile transmission phone number as any party may designate in writing to the other parties):

                  To Sellers:     James H. Levy, Sellers' Representative
                                  c/o The Park Lane Group
                                  750 Menlo Ave., Suite 340
                                  Menlo Park, CA 94025
                                  Fax: (415) 324-3817

                  Copy to:        Wilson Sonsini Goodrich & Rosati
                                  650 Page Mill Road
                                  Palo Alto, CA  94304
                                  Attn: Arthur F. Schneiderman
                                  Fax: (415) 493-6811

                  If to Buyer:    Regent Communications, Inc.
                                  50 East RiverCenter Boulevard, Suite 180
                                  Covington, KY 41011
                                  Attention: Terry S. Jacobs
                                  Fax: (606) 292-0352

                  and to:         Strauss & Troy
                                  2100 PNC Center
                                  201 East Fifth Street
                                  Cincinnati, OH 45202
                                  Attention:  Alan C. Rosser
                                  Fax: (513) 241-8289


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         If to Escrow Agent:      Star Media
                                  5080 Spectrum Drive, Suite 609 East
                                  Dallas, Texas  75248
                                  Attn:  Peter Handy
                                  Fax:   (972) 458-1330

A copy of any notice or communication given by any party to any other party hereto shall be given at the same time to every party to this Escrow Agreement. Each notice, demand or other communication which shall be delivered or sent in the manner described above shall be deemed effective for all purposes at such time it is actually delivered to the addressee (with the delivery receipt or the affidavit of messenger or facsimile confirmation sheet being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         3.3 In no event shall the Escrow Agent be liable for any act or failure to act under the provisions of this Escrow Agreement, except where its acts are the result of its own gross negligence or willful misconduct. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any waiver, modification, amendment, termination or rescission of this Escrow Agreement, unless in writing received by it and signed by Buyer and Sellers' Representative. No right, duty or obligations of the Escrow Agent hereunder shall be changed or modified without the Escrow Agent's prior written consent.

         3.4 The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it in connection herewith, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it reasonably believes to be genuine and what it purports to be.

         3.5 In the event that the Escrow Agent shall find it necessary to consult with counsel of its own choosing in connection with this Escrow Agreement, the Escrow Agent shall not incur any liability for any action taken in accordance with such advice. Buyer, on the one hand, and Sellers, on the other hand, jointly and severally, shall indemnify and hold harmless the Escrow Agent for any liability, loss, claim or damage incurred by the Escrow Agent in connection with this Escrow Agreement, including any claims by third parties, unless such liability, loss, claim or damage is a result of Escrow Agent's own gross negligence or willful misconduct. This indemnification shall survive termination of this Escrow Agreement.

         3.6 The Escrow Agent may resign at any time by giving a minimum of thirty (30) days prior written notice of resignation to both Buyer and Sellers, such resignation to be effective on the date specified in such notice. Any assets held by the Escrow Agent under the terms of this Escrow Agreement as of the effective date of the resignation shall be delivered to a successor Escrow Agent designated in writing by both Buyer and Sellers' Representative.

         3.7 Escrow Agent is not a party to, and is not bound by, any agreement relating to the Escrow Fund other than as expressly set forth herein. In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Escrow Agreement)




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

between any of the parties hereto, conflict or are inconsistent with any of the provisions of this Escrow Agreement, the terms and provisions of this Escrow Agreement shall govern and control in all respects.

         3.8 The Escrow Agent shall serve hereunder without compensation. In the event that Buyer or Sellers file a lawsuit or institute arbitration or other formal legal action against the other (including any counterclaim to a lawsuit filed by the other party) to enforce its right to the Escrow Fund under this Agreement, the prevailing party shall be reimbursed by the other party (either Sellers or Buyer, as the case may be) and the non-prevailing party shall reimburse Escrow Agent for all expenses incurred therewith, including reasonable attorneys' fees.

         3.9 This Escrow Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

         3.10 The construction and performance of this Escrow Agreement shall be governed by the laws of the State of California without giving effect to the choice of law provisions thereof.

         3.11 This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above set forth.

REGENT COMMUNICATIONS, INC.          STAR MEDIA


By:____________________________      By:____________________________
Name:__________________________      Name:__________________________
Its:___________________________      Its:___________________________


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

SELLERS:

___________________________________    ______________________________________
Richard Blue                           Paul M. Cook, Co-Trustee of the Paul and
Address:                               Marcia Cook Living Trust dated 4/21/92
___________________________________    Address:
___________________________________    ______________________________________
                                       ______________________________________

___________________________________
James H. Levy, as Co-Trustee of James  ___________________________________
Levy and Marcia Levy Community         Marcia L. Cook, co-Trustee of the Paul
Property Trust U/D/T Dated             and Marcia Cook Living Trust
May 2, 1986                            dated 4/21/92
Address:                               Address:
___________________________________    ______________________________________
___________________________________    ______________________________________


___________________________________    ______________________________________
Marcia Klein Levy, as Co-Trustee of    Susan B. Ford
the James Levy and Marcia Levy         Address:
Community                              ______________________________________
Property Trust U/D/T Dated May 2, 1986 ______________________________________
Address:
___________________________________    ______________________________________
___________________________________

                                       Richard W. Worthing
___________________________________    Address:
Arthur Schneiderman
Address:                               ______________________________________
___________________________________    ______________________________________
___________________________________





BancBoston Ventures, Inc.              ______________________________________
By:_________________________________   Thomas W. Ford
Printed Name:_______________________   Address:
Title:______________________________   _______________________________________
Address:                               _______________________________________
____________________________________
____________________________________

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

                                         Trantek Traders Ltd.
                                         By:___________________________________
Quest Ventures II, L.P.                  Printed Name:_________________________
By:___________________________________   Title:________________________________
Printed Name:__________________________  Address:
Title:__________________________________ ______________________________________
Address:                                 ______________________________________
____________________________________
____________________________________

                                         Nazem & Company III, L.P.
                                         By:___________________________________
Quest Ventures International, L.P.       Printed Name:_________________________
By:___________________________________   Title:________________________________
Printed Name:_________________________   Address:
Title:________________________________   ______________________________________
Address:                                 ______________________________________
______________________________________
______________________________________   Douglas M. Laurice, Trustee, WSGR
                                         Retirement Plan FBO Arthur F.
______________________________________   Schneiderman
David Nierenberg                         Address:
Address:                                 ______________________________________
______________________________________   ______________________________________
______________________________________




______________________________________   ______________________________________
James H. Levy, Trustee FBO the James H.  Jeff Drazan
Levy Separate Property Trust dated       Address:
9/27/84                                  ______________________________________
Address:                                 ______________________________________
______________________________________
______________________________________

                                         ______________________________________
______________________________________   Susie Gharib
Paul M. Cook                             Address:
Address:                                 ______________________________________
______________________________________   ______________________________________
______________________________________



______________________________________   ______________________________________
Marcia L. Cook                           Fred Nazem, Trustee of Nazem Inc.
Address:                                 Defined Benefit Plan




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

______________________________________  Address:
______________________________________  _______________________________________
                                        _______________________________________

______________________________________  _______________________________________
Andrew Pickholtz                        Jeffrey Krauss
Address:                                Address:
______________________________________  _______________________________________
______________________________________  _______________________________________



Seabourne World Express Group PLC
By:___________________________________
Printed Name:_________________________
Title:________________________________
Address:
______________________________________
______________________________________

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                   FIRST AMENDMENT TO DEPOSIT ESCROW AGREEMENT

         This First Amendment to Deposit Escrow Agreement (the "Amendment"), dated February 2, 1998, is entered into by and among Regent Communications, Inc. ("Buyer"); all of the shareholders ("Sellers") of The Park Lane Group, executed on behalf of Sellers by James H. Levy pursuant to authority granted to him as Sellers' Representative; and Star Media, as escrow agent.

         WHEREAS, Buyer, Sellers, and Star Media are parties to a Deposit Escrow Agreement, dated June 16, 1997 (the "Deposit Agreement") whereby Buyer has deposited with Star Media a Letter of Credit in the amount of $1,175,000 pursuant to the terms of a Stock Purchase Agreement of even date therewith between Sellers and Buyer (the "Purchase Agreement"); and

         WHEREAS, the said Letter of Credit has an expiration date of June 30, 1998; and

         WHEREAS, Buyer has agreed to extend the expiration date under certain circumstances set forth in a First Amendment to the Purchase Agreement of even date herewith; and

         WHEREAS, the parties desire to amend the Deposit Agreement to provide certain remedies to Sellers in the event the said Letter of Credit is not renewed or converted to cash as required under the terms of the Purchase Agreement, as amended;

         NOW, THEREFORE, it is hereby agreed that the Deposit Agreement is hereby amended as follows:

         1. Section 2.3 of the Deposit Agreement is hereby amended in its entirety to provide as follows:

                           "2.3 The Escrow Agent shall deliver the Escrow Fund
                  to Sellers according to the following procedures:

                                    (a) On the fifth (5th) business day after
                  Escrow Agent's receipt of written notice from Sellers' Representative (with evidence of service of such notice on Buyer) that (i) the Purchase Agreement has been terminated pursuant to Section 13.01(c) by reason of a failure of Buyer to deliver the closing documents referred to in Section 9.04 or renew or convert the Letter of Credit to cash, which failure was not cured within any applicable cure period, and
                  (ii) all other conditions to Closing are at such time satisfied or waived (other than such conditions as can reasonable be expected to be satisfied by the Closing) ("Sellers Notice"), Escrow Agent shall deliver the Escrow Fund to Sellers, c/o James H. Levy ("Sellers' Representative"), c/o Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304; provided, however, that Escrow Agent shall make no such delivery if Buyer, prior to the expiration of the aforesaid five (5) business day period, has provided notice to Escrow Agent and Sellers that Sellers are not entitled to the Escrow Fund (a "Buyer's Rebuttal Notice").

                                    (b) On the fifteenth (15th) day after Escrow
                  Agent's receipt of written notice from Sellers' Representative (with evidence of service of such notice on Buyer) that (i) the Purchase Agreement has been terminated pursuant to Section 13.01(c) solely because of Buyer's material breach (other than as described in Section 2.3(a) above) of the Purchase Agreement which was not cured within any applicable cure period, and (ii) all other conditions to Closing are at such time satisfied or waived (other than such conditions as can reasonable be expected to be satisfied by the Closing) ("Sellers Notice"), Escrow Agent shall deliver the Escrow Fund to Sellers, c/o James H. Levy ("Sellers Representative"), c/o Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304; provided, however, that Escrow Agent shall make no such delivery if Buyer, prior to the expiration of the aforesaid 15-day period, has provided notice to Escrow Agent and Sellers of its countervailing claim to the Escrow Fund or otherwise claims that Sellers are not entitled to the Escrow Fund for any reason ("Buyer's Rebuttal Notice")."

         This Amendment may be executed in one or more counterparts and by facsimile, each of which will be deemed an original and all of which together will constitute one and the same instrument. This Amendment and a contemporaneous amendment to the Purchase Agreement and Time Brokerage Agreement embody the entire agreement and understanding of the parties and supercede any and all prior agreements and understandings relating to the matters specifically covered herein. Except as amended hereby, the terms and conditions of the Deposit Agreement remain in full force and effect.

         This Amendment has been duly authorized, validly executed, and delivered and constitutes the valid and binding agreement of the parties hereto. All capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

REGENT COMMUNICATIONS, INC.                 SELLERS' REPRESENTATIVE

By: ________________________________        __________________________________
    Terry S. Jacobs                         James H. Levy
    Chairman and Chief Executive Officer


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                        STAR MEDIA

                        By:__________________________________________________
                        Name:________________________________________________
                        Its:_________________________________________________

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